Exhibit 99.2

THE ANDERSONS, Inc.

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I Richard R. George, hereby certify that the Quarterly Report on Form 10-Q of The Andersons, Inc. (the “Issuer”), which this certificate accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Signed:
/s/Richard R. George

Richard R. George
Vice President, Corporate Controller & CIO
(Principal Accounting Officer)

Date:   May 14, 2003